4: EXHIBIT 23

EXHIBIT 23.2

1 August 2003

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors

MOOG INC.

We consent to the incorporation by reference in this Registration Statement of Moog Inc. on Form S-3 of our report dated November 6, 2002 on our audits of the consolidated financial statements of Moog GmbH (a wholly-owned subsidiary of Moog Inc.) and subsidiary as of September 30, 2002, 2001 and 2000 and for the years then ended, and the reference to us under "Experts."

Stuttgart, Germany

August 1, 2003

PriceWaterhouseCoopers
GmbH
Wirtschaftsprufungsgesellschaft

/s/Rudiger Mohler